Exhibit 99.2

House 1 – 10 Rooms LTM Jul '21 Jun '21 May '21 Apr '21 Mar '21 Feb '21 Jan '21 Dec '20 Nov '20 Oct '20 Sep '20 Aug '20 Jul '20 Dry LBS (9,241) (1,219) (980) (1,363) (587) (741) (678) (357) (613) (468) (311) (1,305) (619) (1,068) Average LBS per Harvest (168.0) (203.2) (196.0) (227.1) (195.6) (148.2) (135.7) (118.9) (122.6) (117.0) (103.7) (217.4) (154.9) (213.6) # of Harvests (55) (6) (5) (6) (3) (5) (5) (3) (5) (4) (3) (6) (4) (5) LBS per SF per Harvest (0.05) (0.06) (0.06) (0.06) (0.06) (0.04) (0.04) (0.03) (0.04) (0.03) (0.03) (0.06) (0.04) (0.06) House 2 – 10 Rooms LTM Jul '21 Jun '21 May '21 Apr '21 Mar '21 Feb '21 Jan '21 Dec '20 Nov '20 Oct '20 Sep '20 Aug '20 Jul '20 Dry LBS (8,863) (1,497) (1,326) (1,244) (895) (497) (291) (354) (385) (386) (622) (697) (669) (716) Average LBS per Harvest (177.3) (299.3) (265.3) (248.7) (223.7) (124.2) (97.0) (59.0) (128.3) (128.8) (124.4) (232.3) (167.3) (178.9) # of Harvests (50) (5) (5) (5) (4) (4) (3) (6) (3) (3) (5) (3) (4) (4) LBS per SF per Harvest (0.04) (0.06) (0.05) (0.05) (0.04) (0.02) (0.02) (0.01) (0.03) (0.03) (0.02) (0.05) (0.03) (0.04) House 3 – 8 Rooms LTM Jul '21 Jun '21 May '21 Apr '21 Mar '21 Feb '21 Jan '21 Dec '20 Nov '20 Oct '20 Sep '20 Aug '20 Jul '20 Dry LBS (8,845) (611) (1,207) (497) (1,309) (637) (701) (467) (747) (579) (871) (762) (458) ( - ) Average LBS per Harvest (221.1) (203.5) (241.3) (248.3) (261.8) (212.3) (175.3) (155.8) (248.9) (192.9) (217.8) (254.0) (229.0) nmf # of Harvests (40) (3) (5) (2) (5) (3) (4) (3) (3) (3) (4) (3) (2) ( - ) LBS per SF per Harvest (0.04) (0.04) (0.05) (0.05) (0.05) (0.04) (0.04) (0.03) (0.05) (0.04) (0.04) (0.05) (0.05) nmf House 4 – 1 Room LTM Jul '21 Jun '21 May '21 Apr '21 Mar '21 Feb '21 Jan '21 Dec '20 Nov '20 Oct '20 Sep '20 Aug '20 Jul '20 Dry LBS (146) ( - ) ( - ) ( - ) (146) ( - ) ( - ) ( - ) ( - ) ( - ) ( - ) ( - ) ( - ) ( - ) Average LBS per Harvest (146.3) nmf nmf nmf (146.3) nmf nmf nmf nmf nmf nmf nmf nmf nmf # of Harvests (1) ( - ) ( - ) ( - ) (1) ( - ) ( - ) ( - ) ( - ) ( - ) ( - ) ( - ) ( - ) ( - ) LBS per SF per Harvest (0.03) nmf nmf nmf (0.03) nmf nmf nmf nmf nmf nmf nmf nmf nmf Total – 29 Rooms LTM Jul '21 Jun '21 May '21 Apr '21 Mar '21 Feb '21 Jan '21 Dec '20 Nov '20 Oct '20 Sep '20 Aug '20 Jul '20 Dry LBS (27,096) (3,326) (3,513) (3,103) (2,937) (1,875) (1,671) (1,178) (1,745) (1,433) (1,804) (2,764) (1,747) (1,784) Average LBS per Harvest (185.6) (237.6) (234.2) (238.7) (225.9) (156.3) (139.2) (98.2) (158.6) (143.3) (150.4) (230.3) (174.7) (198.2) # of Harvests (146) (14) (15) (13) (13) (12) (12) (12) (11) (10) (12) (12) (10) (9) LBS per SF per Harvest (0.04) (0.06) (0.05) (0.06) (0.05) (0.04) (0.03) (0.03) (0.04) (0.03) (0.03) (0.06) (0.04) (0.05) Lowell Farms Harvest Report Flower Production Summary Status Total Preliminary Actual Actual Actual Actual Actual Actual Actual Actual Actual Actual Actual Actual 1. For all harvests (or portions thereof) that are allocated to fresh frozen biomass for concentrates and vapes, we have assumed a dry - weight equivalent equal to 25% of the wet post - processed weight (4 LBS of wet post - processed weight equates to 1 LB of dry weight) 2. Greenhouse 4 has one flowering room but serves primarily as the farm's nursery.